UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2013

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2013, Tetra Tech, Inc. (the “Company”) entered into Amendment No. 1 (“Amendment No. 1”) to its Amended and Restated Credit Agreement, dated as of May 7, 2013, among the Company, Tetra Tech Canada Holding Corporation, Bank of America, N.A., as Administrative Agent, and the lenders party thereto (the “Credit Agreement”).  The purpose of Amendment No. 1 is to amend the definition of “Consolidated EBITDA” for purposes of the financial covenants contained in the Credit Agreement to add back to “Consolidated Net Income” for the fiscal quarters ending September 29, 2013, December 29, 2013 and March 30, 2014 (i) up to $34,000,000 in non-recurring charges incurred during the fiscal quarter ended June 30, 2013 in connection with corporate restructurings and (ii) up to $36,000,000 in non-cash charges incurred during the fiscal quarter ended June 30 2013 in connection with the “Four Programs” referenced in the Company’s Form 8-Ks, filed with the Securities and Exchange Commission on June 18, 2013 and August 7, 2013, and Form 10-Q for the fiscal quarter ended June 30, 2013.  Amendment No. 1 also provides that Consolidated EBITDA will be calculated without giving effect to the add-backs referenced above for purposes of determining the Company’s “Applicable Rate” in effect at any time.

Amendment No. 1 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of Amendment No. 1 contained herein is qualified in its entirety by reference to the full text of that agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1

Amendment No. 1 dated as of September 27, 2013 to the Amended and Restated Credit Agreement dated as of May 7, 2013 among Tetra Tech, Inc., Tetra Tech Canada Holding Corporation, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: September 27, 2013	By:	/S/ STEVEN M. BURDICK
Steven M. Burdick
Executive Vice President and Chief Financial Officer